                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                           PATTERSON-UTI ENERGY, INC.
                             A DELAWARE CORPORATION

                                OCTOBER 23, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE I Meetings of Stockholders................................................................................1

   Section 1.        Annual Meetings..............................................................................1
   Section 2.        Special Meetings.............................................................................1
   Section 3.        Notices of Meetings..........................................................................1
   Section 4.        Place of Meetings............................................................................1
   Section 5.        Quorum.......................................................................................1
   Section 6.        Record Date..................................................................................2
   Section 7.        Proxies......................................................................................2
   Section 8.        Stockholder Proposals at Annual Meetings.....................................................2
   Section 9.        Notice of Stockholder Nominees...............................................................3

ARTICLE II Directors..............................................................................................4

   Section 1.        Number of Directors..........................................................................4
   Section 2.        Election of Directors........................................................................5
   Section 3.        Term of Office...............................................................................5
   Section 4.        Removal......................................................................................5
   Section 5.        Vacancies....................................................................................5
   Section 6.        Quorum and Transaction of Business...........................................................5
   Section 7.        Annual Meeting...............................................................................5
   Section 8.        Regular Meetings.............................................................................5
   Section 9.        Special Meetings.............................................................................6
   Section 10.       Notice of Annual or Special Meetings.........................................................6
   Section 11.       Action by Consent............................................................................6
   Section 12.       Compensation.................................................................................6

ARTICLE III Committees............................................................................................6

   Section 1.        Executive Committee..........................................................................6
   Section 2.        Meetings of Executive Committee..............................................................7
   Section 3.        Other Committees.............................................................................7

ARTICLE IV Officers...............................................................................................7

   Section 1.        General Provisions...........................................................................7
   Section 2.        Term of Office...............................................................................7

ARTICLE V Duties of Officers......................................................................................8

   Section 1.        Chairman of the Board........................................................................8
   Section 2.        Chief Executive Officer......................................................................8
   Section 3.        President....................................................................................8
   Section 4.        Vice Presidents..............................................................................8
   Section 5.        Secretary....................................................................................9
   Section 6.        Treasurer....................................................................................9

   Section 7.        Assistant and Subordinate Officers...........................................................9
   Section 8.        Duties of Officers May Be Delegated..........................................................9

ARTICLE VI Indemnification of Directors, Officers, Employees and Other Agents.....................................9

   Section 1.        Indemnification of Directors and Officers....................................................9
   Section 2.        Indemnification of Others...................................................................10
   Section 3.        Insurance...................................................................................10
   Section 4.        Expenses....................................................................................10
   Section 5.        Non-Exclusivity of Rights...................................................................11
   Section 6.        Survival of Rights..........................................................................11
   Section 7.        Amendments..................................................................................11

ARTICLE VII Certificates for Shares..............................................................................11

   Section 1.        Form and Execution..........................................................................11
   Section 2.        Registration of Transfer....................................................................12
   Section 3.        Lost, Destroyed or Stolen Certificates......................................................12
   Section 4.        Registered Stockholders.....................................................................12

ARTICLE VIII Fiscal Year.........................................................................................12


ARTICLE IX Seal..................................................................................................13


ARTICLE X Amendments.............................................................................................13

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           PATTERSON-UTI ENERGY, INC.
                             a Delaware corporation

                                    ARTICLE I

                            Meetings of Stockholders

         Section 1. Annual Meetings. The annual meeting of stockholders shall be held at such time and place and on such date in each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting.

         Section 2. Special Meetings. A special meeting of the stockholders for the transaction of any proper business may only be called in accordance with the provisions of the Certificate of Incorporation.

         Section 3. Notices of Meetings. Unless waived, and except as provided in Section 230 of the General Corporation Law of the State of Delaware, written notice of each annual or special meeting stating the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by personal delivery or by mail to each stockholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, such notice shall be directed to the stockholder at his address as the same appears upon the records of the Corporation. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws.

         Section 4. Place of Meetings. Meetings of stockholders shall be held at the principal office of the Corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of Delaware and causes the notice thereof to so state.

         Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion; and provided, further, that, if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum of such class, and the affirmative vote of the majority of shares of such class so present shall be the act of such class. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

         Section 6. Record Date. The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of stockholders entitled to (a) receive notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (b) receive payment of any dividend or other distribution or allotment of any rights, or (c) exercise any rights in respect of any change, conversion, or exchange of stock. Such record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors. Such record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days before the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, nor more than ten (10) days after the date on which the resolution fixing the record date for such written consent is adopted by the board of directors, as the case may be.

                  If a record date shall not be fixed in respect of any such matter, the record date shall be determined in accordance with the General Corporation Law of the State of Delaware.

         Section 7. Proxies. A person who is entitled to attend a stockholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

         Section 8. Stockholder Proposals at Annual Meetings.

                  (a) No business shall be conducted at an annual meeting of stockholders unless such business is properly brought before the meeting in accordance with the procedures hereinafter set forth in this Section 8; provided, however, nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

                  (b) To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice of such business in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the Corporation shall set forth (i) a brief description of each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled.

                  (d) If the Chairman of an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                  (e) For purposes of this Section 8, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

                  (f) Notwithstanding anything contained in this Section 8 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this
Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         Section 9. Notice of Stockholder Nominees.

                  (a) Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible for election as directors of the Corporation.

                  (b) Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders only (i) by or at the direction of the board of directors or (ii) by a stockholder who
(A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice in writing to the Secretary of the Corporation of such nomination. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the Corporation shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder,
(iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected as directors of the Corporation may be made at any such reconvened meeting unless timely notice of such nominations was given to the Secretary of the Corporation for the meeting as originally scheduled.

                  (d) If the Chairman of a meeting of stockholders determines that a nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall be disregarded.

                  (e) For purposes of this Section 9, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

                  (f) Notwithstanding anything contained in this Section 9 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this
Section 9. Nothing in this Section 9 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE II

                                    Directors

         Section 1. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be stockholders, shall be four (4). The number of directors may be fixed or changed by amendment of these Bylaws or by resolution of the board of directors.

         Section 2. Election of Directors. Directors shall be elected at the annual meeting of stockholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election, but unless such request is made, the election may be conducted in any manner approved at such meeting.

                  At each meeting of stockholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

         Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death.

         Section 4. Removal. All the directors, or all the directors of a particular class, or any individual director may be removed from office, with or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 5. Vacancies. Vacancies in the board of directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is held. Stockholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the stockholders called for that purpose, and any directors elected at any such meeting of stockholders shall serve until the next annual election of directors and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death.

         Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

         Section 7. Annual Meeting. Annual meetings of the board of directors shall be held immediately following annual meetings of the stockholders, or as soon thereafter as is practicable. If no annual meeting of the stockholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the stockholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the stockholders, it shall be held at the same place at which such stockholders' meeting was held.

         Section 8. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Delaware, as the board of directors may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

         Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer, the president, or any two members of the board of directors, and shall be held at such times and places, within or without the State of Delaware, as may be specified in such call.

         Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight
(48) hours prior to the meeting and directed to the residence of each director as shown upon the secretary's records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

         Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or of such committee.

         Section 12. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular, or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

                                   ARTICLE III

                                   Committees

         Section 1. Executive Committee. The board of directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three (3) or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. If the board of directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors or except as provided by law. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision, and alteration by the board of directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

         Section 2. Meetings of Executive Committee. Subject to the provisions of these Bylaws, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the chairman of the board, the chief executive officer, the president, the chairman of the executive committee or any two (2) members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of Article II relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the members of the executive committee. A majority of the executive committee may act in a writing without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

         Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as the board of directors may provide.

                                   ARTICLE IV

                                    Officers

         Section 1. General Provisions. The board of directors shall elect a president, such number of vice presidents (if any), with such titles (if any), as the board may from time to time determine, a secretary and a treasurer. The board of directors may also elect a chairman of the board of directors, chief executive officer, chief operating officer, chief financial officer, and may from time to time create such offices and appoint such other officers, subordinate officers, and assistant officers as it may determine. The chairman of the board, if one be elected, shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two or more of such offices, other than those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity.

         Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the annual meeting of the board of directors following the date of their election and until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. Subject to the provisions of Section 7 of Article V of these Bylaws, a vacancy in any office, however created, shall be filled by the board of directors.

                                    ARTICLE V

                               Duties of Officers

         Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall be the chief executive officer of the Corporation (unless a separate chief executive officer is elected), shall preside at all meetings of the board of directors and, unless the chairman of the board designates another officer of the Corporation to so preside, meetings of stockholders, and shall have such other powers and duties as may be prescribed by the board of directors.

         Section 2. Chief Executive Officer. Unless and to the extent that such powers and duties are expressly delegated to the chairman of the board or the president by the board of directors, the chief executive officer shall be the chief executive officer of the Corporation, and, subject to the supervision of the board of directors, shall, together with the president (and each of them acting individually shall), have general management and control of the business and properties of the corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. In the absence of the chairman of the board, or if none be elected, the chief executive officer shall preside at meetings of stockholders. The chief executive officer shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments in the name of the Corporation and shall have such powers and duties as the board of directors may from time to time assign to him.

         Section 3. President. Unless and to the extent that such powers and duties are expressly delegated to the chairman of the board or chief executive officer by the board of directors, the president shall, together with the chief executive officer (and each of them individually shall) have, subject to the supervision of the board of directors, general management and control of the business and properties of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. In the absence of the chairman of the board, or if none be elected, the president shall preside at meetings of stockholders. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments in the name of the Corporation and shall have such powers and duties prescribed by the General Corporation Law of the State of Delaware and such other powers and duties as the board of directors may from time to time assign to him.

         Section 4. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer, or the president. At the request of the president, in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes, and other instruments shall be coordinated with like authority of the president.

         Section 5. Secretary. The secretary shall keep minutes of all the proceedings of the stockholders and the board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of stockholders and directors; shall produce on request at each meeting of stockholders a certified list of stockholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of the secretary and such other duties as may from time to time be assigned to him by the board of directors, the chairman of the board, the chief executive officer, or the president.

         Section 6. Treasurer. The treasurer shall have the general supervision of all finances; he shall have in charge all money, bills, notes, deeds, leases, mortgages, and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the board of directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required; and he shall have such other powers and duties as may from time to time be assigned to him by the board of directors, the chairman of the board, the chief executive officer, or the president.

         Section 7. Assistant and Subordinate Officers. Each other officer shall perform such duties as the board of directors, the chairman of the board, the chief executive officer, or the president may prescribe. The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         Section 8. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

                                   ARTICLE VI

       Indemnification of Directors, Officers, Employees and Other Agents

         Section 1. Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation, provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the board of directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law of Delaware or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 1, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director, officer, manager or partner of another corporation, partnership, limited liability company, limited partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         Section 2. Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, limited partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

         Section 4. Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager or partner of another corporation, partnership, limited liability company, limited partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the Corporation. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

         Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

         Section 6. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                   ARTICLE VII

                             Certificates for Shares

         Section 1. Form and Execution. Certificates for shares, certifying the number of fully-paid shares owned, shall be issued to each stockholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman or vice-chairman of the board of directors, or the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped, or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed, or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified, and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

         Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

         Section 3. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed, or wrongfully taken upon (a) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction, or taking, the certificate was endorsed, and (b) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

         Section 4. Registered Stockholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                  ARTICLE VIII

                                   Fiscal Year

         The fiscal year of the Corporation shall commence on such date in each year as shall be designated from time to time by the board of directors. In the absence of such designation, the fiscal year of the Corporation shall commence on January 1 in each year.

                                   ARTICLE IX

                                      Seal

         The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.

                                    ARTICLE X

                                   Amendments

         These Bylaws shall be subject to alteration, amendment, repeal, or the adoption or new Bylaws either by the affirmative vote or written consent of a majority of the whole board of directors, or by the affirmative vote of a majority of the outstanding stock of the Corporation, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present.